UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 31, 2017

Tesco Corporation
(Exact name of registrant as specified in its charter)

Alberta	76-0419312
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11330 Clay Road Suite 350 Houston, Texas	77041
(Address of Principal Executive Offices)	(Zip Code)
713-359-7000
(Registrant’s telephone number, including area code)

Commission File Number:  001-34090

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Separation of Michael E. Irausquin
On January 31, 2017, Tesco Corporation (the "Company") and Michael E. Irausquin ended their employment relationship on good terms. Mr. Irausquin served as Vice President, Western Hemisphere of the Company.

Separation and Release Agreement of Mr. Irausquin
On January 31, 2017, the Company and Mr. Irausquin executed a Separation and Release Agreement (the "Agreement"). For the consideration of a cash lump severance payment of $120,000, Mr. Irausquin (a) provides a general release of claims against the Company, its affiliates, and related parties, (b) shall continue to provide full and continued cooperation in good faith with the Company, its subsidiaries, and affiliates in connection with certain matters relating to the Company, its subsidiaries and affiliates, (c) shall be subject to a one-year non-solicitation period, and (d) bound by confidentiality commitments to the Company.
The foregoing description is not complete and is qualified in its entirety by the Agreement, attached as Exhibit 10.1 to this Current Report on Form 8-K, and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.

Exhibit No.    Description

10.1        Separation and Release Agreement dated January 31, 2017 between Tesco Corporation (US) and Michael E.
Irausquin.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESCO CORPORATION

Date: January 31, 2017	By:	/s/ Christopher L. Boone
Christopher L. Boone, Senior Vice President and Chief Financial Officer